EXHIBIT 10.12


                            DEMAND PROMISSORY NOTE

   FOR VALUE RECEIVED, CompuTrac, Inc., a Texas Corporation, hereby promises and agrees to pay to the order of Harry W. Margolis, his heirs or assigns, the sum of Eight Hundred Seventeen Thousand Six Hundred and Fifty Nine and no/100 Dollars ($817,659.00), together with interest thereon at the rate of six percent (6%) per annum on the unpaid balance beginning February 1, 2001. Said sum shall be paid in the manner following:

   1) all accrued interest shall be paid monthly commencing March 1, 2001, and continuing on the first day of each calendar month thereafter;

   2) the principal shall be payable on demand, which may be made in whole or in part, or if no demand is made, then on January 1, 2003.

   All payments shall be first applied to interest and the balance to principal. This Note may be prepaid at any time, in whole or in part, without penalty.

   Further, this Note shall, at the option of the holder, be immediately due and payable upon failure to make any payment due hereunder, or upon the occurrence of any one or more of the following events:

 1.) breach of any condition in any security interest, mortgage, pledge agreement or guaranty granted now or in the future as collateral security for this Note; or,

 2.) breach of any existing or future condition in any security agreement or mortgage, if any, having a priority over any security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this Note; or,

 3.) upon the filing by the undersigned, or any future obligor hereof, an assignment for the benefit of creditors, bankruptcy or for relief under any provisions of the Bankruptcy Code; or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

   The failure of the holder to accelerate or demand payment shall not act as a waiver as to any subsequent or other event which would authorize the acceleration or demand for payment, nor shall any such failure act as a waiver to accelerate or demand payment due to the continuance of the condition or ongoing status initially brought about by the occurrence of any such event.

   In the event this Note shall be in default and placed with an attorney for collection, then the undersigned agrees to pay all attorney fees and costs of collection incurred by the holder. All payments hereunder shall be made in Dallas County, Texas or to such address as may from time-to-time be designated in writing by any holder hereof.

   The undersigned and all other parties to this Note, whether as endorsers, guarantors or sureties, waive demand, presentment and protest of all notices thereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this Note, or upon the exchange, substitution or release of any collateral granted as security for this Note.

   Signed and dated this 31st day of January, 2001.


                               CompuTrac, Inc.

                               By:_______________________________
                                    George P. Pardue
                               Its: Chief Financial Officer